Exhibit 99.1

Energy XXI Reports Fiscal First-Quarter Results and Provides Operations Update

•	Production capacity approximates 52,000 BOE/d, 70% oil
•	Second horizontal at West Delta delivers initial production of 1,800 BOE/d
•	First well in Vermilion joint venture to spud this month
•	Davy Jones discovery well nearing completion

HOUSTON – Nov. 7, 2012 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal first-quarter results and provided an operations update on activities in the Gulf of Mexico.
For the 2013 fiscal first quarter, Energy XXI reported earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) of $140.0 million, compared with $186.9 million in the 2012 fiscal first quarter.  Net income attributable to common stockholders for the 2013 fiscal first quarter was $15.4 million, or $0.19 per diluted share, on revenues of $270 million, compared with fiscal 2012 first quarter net income attributable to common stockholders of $62.6 million, or $0.76 per diluted share, on revenue of $285 million.
Production for the fiscal first quarter averaged 37,300 barrels of oil equivalent per day (BOE/d), with 70 percent being oil.  Current production approximates 46,000 BOE/d, with another 6,000 BOE/d temporarily offline, including 2,300 BOE/d due to pipeline and water handling facility repairs at the West Delta 30 field that are expected to be completed within 10 days.
“Oil dominates our production mix, which is expected to continue because it is the primary focus of our capital program,” Energy XXI Chairman and CEO John Schiller said.  “We have recovered from the hurricane and resumed ramping production through our horizontal development drilling program.  We have two new horizontal wells on production and another 13 on the drilling schedule, representing a concerted effort to increase the ultimate recovery of the oil in place in our large fields.”

Exploration and Development Activity

At West Delta 73 (WI 100%/ NRI 83%), the Weimer well, Energy XXI’s second horizontal well in the field, was drilled to 8,312 feet true vertical depth (TVD)/9,800 feet measured depth (MD), including a 175 foot horizontal section in the F-45 oil sand.  Weimer was placed on production at 1,800 BOE/d, gross.  Big Sky 2, the company’s first horizontal well, was placed on production from the F-30 sand in September at nearly 3,000 Bbl/d and averaged approximately 2,000 Bbl/d in the first month of production.  Based on the historical results of nine horizontal wells drilled in this field in the late 1990s, the estimated ultimate recovery from Big Sky 2 and Weimer should exceed 1 million barrels of oil each, compared with average recoveries of about 350,000 barrels of oil from vertical wells in the field.  A third horizontal well at West Delta 73, Hyden, has begun drilling to a proposed 8,750 feet TVD/ 11,800 feet MD targeting the G-20 sand.
The Cake development well at Grand Isle 16/18 (100% WI/ 86% NRI) was drilled to 7,208 feet TVD/8,080 feet MD, updip of a past producer.  Cake was dual completed as a high-angle well in the BF-1 and BF-2 sands and placed on production in late October at 800 BOE/d gross from the BF-1 sand.  The larger BF-2 sand will be brought online after additional facilities work, with production from the well expected to reach 2,500 BOE/d within the next two weeks.  The next development well at Grand Isle, DrO, is proposed as a horizontal drilled to 6,945 feet TVD/ 7,750 feet MD targeting the BF-2 sand with an expected uplift of 3,800 BOE/d gross.

At the South Pass 49 field, a workover is underway on the A-7 well (57% WI/ 47% NRI).  Since April 2012, the well had been producing 2 million cubic feet per day (MMcf/d) of natural gas plus 60 BBl/d of condensate from the D-65 sand, which had never previously been produced in the field.  The well is being worked over to install a gravel pack for sand control across the lower portion of the D-65 reservoir, to separately test the upper portion of the D-65 not previously perforated, and to gather more data about the reservoir and to increase production rates.
Within the recently formed Vermilion joint venture area, Energy XXI is preparing to spud Pendragon, the first of two exploration wells required to earn a 50 percent working interest in the joint venture.  Pendragon is targeting multiple sands on the south side of a salt dome, with a proposed total depth of 16,500 feet TVD/ 20,400 feet MD.
Within the shallow-water ultra-deep exploration program with McMoRan, the Davy Jones discovery well is proceeding toward first production and the company is participating in the Blackbeard West #2, Lomond North and Lineham Creek wells.
The Davy Jones discovery well, the first shallow-water, ultra-deep sub-salt completion on the Gulf of Mexico shelf, is being completed.  The wellbore was cleaned out to enable testing of all 165 feet of perforated sands in the Wilcox and the final steps of installing the wellhead are underway.  Once these steps are complete, flow testing is expected to commence.  Energy XXI holds a 15.8 percent working interest (12.6 percent net revenue interest) in the Davy Jones discovery well.  Total net investment in Davy Jones #1 through Sept. 30, 2012 was approximately $87.6 million.

Completion and testing of the Davy Jones offset appraisal well (Davy Jones #2) is expected to commence following review of results from the Davy Jones discovery well.
At Blackbeard West #2 on Ship Shoal Block 188, has been drilled to 24,500 feet.  McMoRan has applied for a permit to deepen the well to 25,500 feet.  Recent logs indicate the presence of potential low-resistivity pay zones and wireline logs have indicated Middle Miocene sands with 24 percent porosity.  The presence of sands with high porosity indicates that sands can retain excellent characteristics in a high-pressure environment below the salt weld.  Energy XXI holds a 22.9 percent working interest and a 17.5 percent net revenue interest in Ship Shoal Block 188.  Total net investment in Blackbeard West No. 2 approximated $21.8 million at Sept. 30, 2012.
The Lineham Creek exploration prospect, located onshore in Cameron Parish, Louisiana, approximately 55 miles northwest of Davy Jones, is drilling below the salt weld at 24,450 feet. The well is targeting Eocene and Paleocene objectives below the salt weld with a proposed total depth of 29,000 feet. Chevron U.S.A. Inc., as operator of the well, holds a 50 percent working interest.  Energy XXI holds a 9 percent working interest and a 6.75 percent in the well.  Total net investment in Lineham Creek was approximately $10.8 million at Sept. 30, 2012.
Drilling has commenced in the Highlander project area on the Lomond North ultra-deep prospect, located in St. Martin Parish, Louisiana.  The well is drilling below 8,850 feet toward a proposed total depth of 30,000 feet and is targeting Eocene, Paleocene and Cretaceous objectives below the salt weld.  McMoRan has identified multiple exploratory prospects in the Highlander area, where it controls rights to approximately 80,000 gross acres in Iberia, St. Martin, Assumption and Iberville Parishes. Lomond North is approximately 65 miles north of Davy Jones.  Energy XXI holds an 18 percent working interest in Lomond North, where its total net investment approximated $1.4 million at Sept. 30, 2012.

Capital Expenditures

During the 2013 fiscal first quarter, capital expenditures, including plug-and-abandonment costs, totaled $194 million, with $31 million in exploration and $163 million in development and other investments.

Conference Call Today, Nov. 7, at 9 a.m. CST, 3 p.m. London Time

Energy XXI will host its fiscal first-quarter conference call today, Nov. 7, at 9 a.m. CST (3 p.m. London time). The dial-in numbers are 1 (631) 813-4724 (U.S.) and (0) 80 0051 3806 (U.K.), and the confirmation code is 47026680.   For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers. Bobby Poirrier Jr., Vice President of Corporate Development, a Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Seymour Pierce is Energy XXI’s listing broker in the United Kingdom.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.

  ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below is a reconciliation of net income to EBITDA.  We define EBITDA as earnings before interest, taxes, depreciation, depletion and amortization.  EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”).  Although not proscribed under GAAP, the company believes EBITDA is relevant because it helps investors to understand the company’s operating performance and makes it easier to compare its results with other oil and gas exploration and production companies that may have different financing and capital structures or tax rates.  EBITDA should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity.  EBITDA, as the company calculates it, may not be comparable to EBITDA measures reported by other companies.  In addition, EBITDA does not represent funds available for discretionary use.

The following table presents a reconciliation of our consolidated net income available for common stockholders to our consolidated EBITDA for the periods presented.

	Three Months Ended
	September 30,
	2012	2011

Net Income Available for Common Stockholders	$15,384	$62,625

Total interest expense - net	26,186	27,179
Depreciation, depletion and amortization	84,795	84,803
Income tax expense	10,710	8,573
Preferred stock dividends	2,876	3,706

EBITDA	$139,951	$186,886

EBITDA Per Share
Basic	$1.77	$2.44
Diluted	$1.76	$2.15

Weighted Average Number of Common Shares Outstanding
Basic	79,162	76,465
Diluted	79,337	87,054

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)

	September 30,	June 30,
	2012	2012
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$48,765	$117,087
Accounts receivable
Oil and natural gas sales	119,719	126,107
Joint interest billings	3,592	3,840
Insurance and other	3,599	5,420
Prepaid expenses and other current assets	50,537	63,029
Derivative financial instruments	11,761	32,497
Total Current Assets	237,973	347,980
Property and Equipment
Oil and natural gas properties - full cost method of accounting, including $433.8 million and $418.8 million of unevaluated properties not being amortized at September 30, 2012 and June 30, 2012, respectively	2,796,471	2,698,213
Other property and equipment	16,520	9,533
Total Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment	2,812,991	2,707,746
Other Assets
Derivative financial instruments	26,118	45,496
Debt issuance costs, net of accumulated amortization	25,700	27,608
Equity method investments	16,068	2,117
Total Other Assets	67,886	75,221
Total Assets	$3,118,850	$3,130,947
LIABILITIES
Current Liabilities
Accounts payable	$155,302	$156,959
Accrued liabilities	93,402	118,818
Notes payable	13,677	22,211
Asset retirement obligations	29,885	34,457
Derivative financial instruments	4,703	—
Current maturities of long-term debt	5,474	4,284
Total Current Liabilities	302,443	336,729
Long-term debt, less current maturities	1,050,135	1,014,060
Deferred income taxes	98,065	104,280
Asset retirement obligations	272,596	266,958
Derivative financial instruments	450	—
Other liabilities	4,144	3,080
Total Liabilities	1,727,833	1,725,107
Stockholders’ Equity
Preferred stock, $0.001 par value, 7,500,000 shares authorized at September 30, 2012 and June 30, 2012, respectively
7.25% Convertible perpetual preferred stock, 8,000 shares issued and outstanding at September 30, 2012 and June 30, 2012, respectively	—	—
5.625% Convertible perpetual preferred stock, 813,720 and 814,117 shares issued and outstanding at September 30, 2012 and June 30, 2012, respectively	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 79,292,779 and 79,147,340 shares issued and 79,292,116 and 78,837,697 shares outstanding at September 30, 2012 and June 30, 2012, respectively	396	396
Additional paid-in capital	1,508,561	1,501,785
Accumulated deficit	(144,111)	(153,945)
Accumulated other comprehensive income, net of income tax expense	26,170	57,603
Total Stockholders’ Equity	1,391,017	1,405,840
Total Liabilities and Stockholders’ Equity	$3,118,850	$3,130,947

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,
	2012	2011

Revenues
Oil sales	$247,330	$246,917
Natural gas sales	22,897	37,966
Total Revenues	270,227	284,883

Costs and Expenses
Lease operating	82,481	71,033
Production taxes	1,247	2,174
Gathering and transportation	7,991	6,153
Depreciation, depletion and amortization	84,795	84,803
Accretion of asset retirement obligations	7,652	9,688
General and administrative expense	23,888	19,321
(Gain) loss on derivative financial instruments	5,522	(10,372)
Total Costs and Expenses	213,576	182,800

Operating Income	56,651	102,083

Other Income (Expense)
Loss from equity method investees	(1,495)	—
Other income - net	359	9
Interest expense	(26,545)	(27,188)
Total Other Expense	(27,681)	(27,179)

Income Before Income Taxes	28,970	74,904

Income Tax Expense	10,710	8,573
Net Income	18,260	66,331
Preferred Stock Dividends	2,876	3,706
Net Income Available for Common Stockholders	$15,384	$62,625

Earnings Per Share
Basic	$0.19	$0.82
Diluted	$0.19	$0.76

Weighted Average Number of Common Shares Outstanding
Basic	79,162	76,465
Diluted	79,337	87,054

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended September 30,
	2012	2011

Cash Flows From Operating Activities
Net income	$18,260	$66,331
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation, depletion and amortization	84,795	84,803
Deferred income tax expense	10,789	8,725
Change in derivative financial instruments
Proceeds from sale of derivative instruments	61	49,598
Other – net	(5,347)	(19,246)
Accretion of asset retirement obligations	7,652	9,688
Loss from equity method investees	1,495	—
Amortization and write-off of debt issuance costs	1,891	1,823
Stock-based compensation	456	8,925
Changes in operating assets and liabilities
Accounts receivable	10,755	12,694
Prepaid expenses and other current assets	16,037	(9,133)
Settlement of asset retirement obligations	(10,136)	(587)
Accounts payable and accrued liabilities	(34,543)	(37,490)
Net Cash Provided by Operating Activities	102,165	176,131

Cash Flows from Investing Activities
Acquisitions	—	65
Capital expenditures	(186,698)	(112,749)
Insurance payments received	—	780
Contributions to equity investees	(15,524)	—
Property deposit	(3,500)	—
Other	372	254
Net Cash Used in Investing Activities	(205,350)	(111,650)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	4,691	9,146
Dividends to shareholders	(8,426)	(3,706)
Proceeds from long-term debt	223,812	236,470
Payments on long-term debt	(186,813)	(316,234)
Other	1,599	(96)
Net Cash Provided by (Used in) Financing Activities	34,863	(74,420)

Net Decrease in Cash and Cash Equivalents	(68,322)	(9,939)

Cash and Cash Equivalents, beginning of period	117,087	28,407

Cash and Cash Equivalents, end of period	$48,765	$18,468

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATIONAL INFORMATION (Unaudited)

	Quarter Ended
	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011
Operating Highlights
Operating revenues
Crude oil sales	$242,830	$314,639	$315,723	$306,064	$249,767
Natural gas sales	17,396	19,657	19,154	21,659	28,138
Hedge gain	10,001	7,650	1,119	12,855	6,978
Total revenues	270,227	341,946	335,996	340,578	284,883
Percent of operating revenues from crude oil
Prior to hedge gain	93%	94%	94%	93%	90%
Including hedge gain	92%	92%	93%	91%	87%
Operating expenses
Lease operating expense
Insurance expense	8,992	6,825	7,138	7,096	7,462
Workover and maintenance	10,113	21,070	15,885	12,805	6,653
Direct lease operating expense	63,376	59,306	55,424	54,233	56,918
Total lease operating expense	82,481	87,201	78,447	74,134	71,033
Production taxes	1,247	2,414	1,499	1,174	2,174
Gathering and transportation	7,991	4,358	2,465	3,395	6,153
DD&A	84,795	106,644	88,448	87,568	84,803
General and administrative	23,888	19,733	25,075	22,147	19,321
Other – net	13,174	5,186	13,257	14,174	(684)
Total operating expenses	213,576	225,536	209,191	202,592	182,800
Operating income	$56,651	$116,410	$126,805	$137,986	$102,083
Sales volumes per day
Natural gas (MMcf)	67.1	92.5	83.7	72.8	77.0
Crude oil (MBbls)	26.1	32.2	31.4	30.6	28.0
Total (MBOE)	37.3	47.6	45.3	42.7	40.8
Percent of sales volumes from crude oil	70%	68%	69%	72%	69%
Average sales price
Natural gas per Mcf	$2.82	$2.34	$2.52	$3.23	$3.97
Hedge gain per Mcf	0.89	0.55	0.54	1.43	1.39
Total natural gas per Mcf	$3.71	$2.89	$3.06	$4.66	$5.36
Crude oil per Bbl	$101.03	$107.34	$110.54	$108.80	$97.11
Hedge gain (loss) per Bbl	1.87	1.03	(1.05)	1.17	(1.11)
Total crude oil per Bbl	$102.90	$108.37	$109.49	$109.97	$96.00
Total hedge gain per BOE	$2.91	$1.77	$0.27	$3.27	$1.86
Operating revenues per BOE	$78.72	$78.90	$81.43	$86.67	$75.91
Operating expenses per BOE
Lease operating expense
Insurance expense	2.62	1.57	1.73	1.81	1.99
Workover and maintenance	2.95	4.86	3.85	3.26	1.77
Direct lease operating expense	18.46	13.68	13.43	13.80	15.17
Total lease operating expense	24.03	20.11	19.01	18.87	18.93
Production taxes	0.36	0.56	0.36	0.30	0.58
Gathering and transportation	2.33	1.01	0.60	0.86	1.64
DD&A	24.70	24.61	21.44	22.28	22.60
General and administrative	6.96	4.55	6.08	5.64	5.15
Other – net	3.84	1.20	3.22	3.60	(0.18)
Total operating expenses	62.22	52.04	50.71	51.55	48.72
Operating income per BOE	$16.50	$26.86	$30.72	$35.12	$27.19

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

MMcf/d – million cubic feet of gas per day.

MD – total measured depth of a well.

Net Pay – cumulative hydrocarbon-bearing formations.

NRI, Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

TD – target total depth of a well.

TVD –total vertical depth of a well.

WI, Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com
Greg Smith
Director, Investor Relations
713-351-3149
gsmith@energyxxi.com

Seymour Pierce
Nominated Adviser: Jonathan Wright
Corporate Broking: Richard Redmayne
Tel: +44 (0) 20 7107 8000

Pelham Bell Pottinger
James Henderson
jhenderson@pelhambellpottinger.co.uk
Mark Antelme
mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232